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                                                                   EXHIBIT 19(a)


                     DIRECTORS/TRUSTEES POWER OF ATTORNEY



City of Minneapolis

State of Minnesota


     Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:


                                                        1933 Act                1940 Act
                                                      Reg. Number             Reg. Number
                                                      -----------             -----------
          IDS Bond Fund, Inc.                            2-51586                 811-2503
          IDS California Tax-Exempt Trust                33-5103                 811-4646
          IDS Discovery Fund, Inc.                       2-72174                 811-3178
          IDS Equity Select Fund, Inc.                   2-13188                 811-772
          IDS Extra Income Fund, Inc.                    2-86637                 811-3848
          IDS Federal Income Fund, Inc.                  2-96512                 811-4260
          IDS Global Series, Inc.                        33-25824                811-5696
          IDS Growth Fund, Inc.                          2-38355                 811-2111
          IDS High Yield Tax-Exempt Fund, Inc.           2-63552                 811-2901
          IDS International Fund, Inc.                   2-92309                 811-4075
          IDS Investment Series, Inc.                    2-11328                 811-54
          IDS Managed Retirement Fund, Inc.              2-93801                 811-4133
          IDS Market Advantage Series, Inc.              33-30770                811-5897
          IDS Money Market Series, Inc.                  2-54516                 811-2591
          IDS New Dimensions Fund, Inc.                  2-28529                 811-1629
          IDS Precious Metals Fund, Inc.                 2-93745                 811-4132
          IDS Progressive Fund, Inc.                     2-30059                 811-1714
          IDS Selective Fund, Inc.                       2-10700                 811-499
          IDS Special Tax-Exempt Series Trust            33-5102                 811-4647
          IDS Stock Fund, Inc.                           2-11358                 811-498
          IDS Strategy Fund, Inc.                        2-89288                 811-3956
          IDS Tax-Exempt Bond Fund, Inc.                 2-57328                 811-2686
          IDS Tax-Free Money Fund, Inc.                  2-66868                 811-3003
          IDS Utilities Income Fund, Inc.                33-20872                811-5522


hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and


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                                                        EXHIBIT 19(a)
                                                         [CONTINUED]

regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

        Dated the 8th day of January, 1997.


     /s/ H. Brewster Atwater, Jr.                    /s/ Melvin R. Laird
     ------------------------------                  ------------------------
         H. Brewster Atwater, Jr.                        Melvin R. Laird


     /s/ Lynne V. Cheney                             /s/ William R. Pearce
     ------------------------------                  ------------------------
         Lynne V. Cheney                                 William R. Pearce


     /s/ William H. Dudley                           /s/ Alan K. Simpson
     ------------------------------                  ------------------------
         William H. Dudley                               Alan K. Simpson


     /s/ Robert F. Froehlke                          /s/ Edson W. Spencer
     ------------------------------                  ------------------------
         Robert F. Froehlke                              Edson W. Spencer


     /s/ David R. Hubers                             /s/ John R. Thomas
     ------------------------------                  ------------------------
         David R. Hubers                                 John R. Thomas


     /s/ Heinz F. Hutter                             /s/ Wheelock Whitney
     ------------------------------                  ------------------------
         Heinz F. Hutter                                 Wheelock Whitney


     /s/ Anne P. Jones                               /s/ C. Angus Wurtele
     ------------------------------                  ------------------------
         Anne P. Jones                                   C. Angus Wurtele






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